Exhibit 5.1

Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE
The Directors Abengoa Yield plc Great West House (GW1) Great West Road Brentford Middlesex TW8 9DF United Kingdom

1 July 2015

Dear Sirs

Abengoa Yield plc (the “Company”)
Registration Statement on Form F-3 in respect of equity securities

1	Introduction

We have acted as English legal advisers to the Company, a company incorporated under the laws of England and Wales, in connection with the automatic shelf registration statement on Form F-3 filed with the United States Securities and Exchange Commission on 1 July 2015 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), of up to 7,202,602 ordinary shares of the Company (the “Securities”). Pursuant to a prospectus dated 1 July 2015 (the “Prospectus”), the Securities may be offered and resold by the selling shareholders identified in the Prospectus. The selling shareholders may acquire the Securities from the Company’s major shareholder, Abengoa, S.A., upon exchange of the 5.125% Exchangeable Notes due 2017 of Abengoa, S.A. (the “Exchangeable Notes”). The Exchangeable Notes were issued by Abengoa, S.A. in a transaction exempt from the registration requirements of the Securities Act of 1933 on 5 March 2015 and are exchangeable, or may in the future become exchangeable, for issued and outstanding ordinary shares of the Company held by an affiliate of Abengoa, S.A. This opinion is furnished to you in connection with the Registration Statement.

2	English law

This opinion is limited to English law as applied by the English courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, English law. In particular, we express no opinion herein with regard to any system of law (including, for the avoidance of doubt, the federal laws of the United States of America or the laws of any State of the United States) other than the laws of England as currently applied by the English courts.

3	Scope of Enquiry

For the purpose of this opinion:

3.1	we have examined the following documents:

3.1.1	A copy of the Prospectus;

3.1.2	A copy of the Certificate of Incorporation and the Certificate of Re-registration as a public company of the Company;

3.1.3	A copy of the articles of association of the Company adopted on 13 June 2014 as amended on 8 May 2015 and certified by the Company on 13 May 2015 (the “Articles”);

3.1.4	A certified extract of the minutes of a meeting of the Board of Directors of the Company held on 12 June 2014 and 13 June 2014;

3.1.5	A copy of the minutes in relation to a meeting of the members of the Issuer held on 13 June 2014 (the documents in paragraphs 3.1.4 and 3.1.5 together being the “Minutes”);

3.1.6	A copy of an Officer’s Certificate dated 13 June 2014 (the “Officer’s Certificate”) confirming, among other things, that the Company had received full consideration for the issue of its ordinary shares as referred to therein; and

3.1.7	The Registration Statement;

3.2	it should be understood that we have not been responsible for investigating or verifying the accuracy of any of the representations and warranties as to matters of fact contained in the instruments and other documents delivered by the Company; and

3.3	we express no opinion as to any taxation matters.

4	Assumptions

For the purpose of this opinion, we have assumed that:

4.1	All copies of documents conform to the originals and all originals are genuine and complete.

4.2	Each signature is the genuine signature of the individual concerned.

4.3	The documents referred to in paragraphs 3.1.3, 3.1.4 and 3.15 are up-to-date.

4.4	The Minutes are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those Minutes were validly passed and remain in full force and effect without modification.

4.5	None of the documents examined by us has been amended, supplemented or terminated (whether by written agreement, course of dealings or otherwise).

4.6	The term “non-assessable”, which has no recognised meaning in English law, for the purposes of this opinion means that, under the Companies Act 2006 (as amended), the Articles and any resolution taken under the Articles approving the issue of the Securities, no holder of such Securities is liable, solely because of such holder’s status as a holder of such Securities, for additional assessments or calls for further funds by the Company or any other person.

4.7	The statement made in the Officer’s Certificate regarding receipt of full consideration for the Company’s ordinary shares was, and remains, accurate.

5	Opinion

Based on the documents referred to and assumptions in paragraphs 3 and 4 and subject to any matters not disclosed to us, we are of the following opinion:

The issue of the Securities was duly authorised, the Securities were validly issued and the Securities are fully paid and non-assessable.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Linklaters LLP

Linklaters LLP